Exhibit 99.1

IN THE CIRCUIT COURT OF THE NINTH JUDICIAL CIRCUIT

ORANGE COUNTY, FLORIDA

CIVIL ACTION

AQUA POWER SYSTEMS INC.	)
)
Plaintiff,	)
)
v.	)	Case No. 2021-CA-004682-0
)
SILVERTON SA, INC.,	)
)
Defendant.	)

ORDER ON DEFAULT FINAL JUDGMENT

THIS CAUSE having been heard on Plaintiff Aqua Power System Inc.'s ("APSI") Motion for Default Judgment against Silverton SA, Inc. ("Silverton"), and the Court having heard argument of counsel, and being otherwise fully advised in the Premises, it is ORDERED AND ADJUDGED that said motion is GRANTED. The Court declares the 6,330,138 shares of common stock in APSI issued to PTC on or about October 7, 2015, currently held in Book Entry, void and are hereby cancelled. The Court reserves jurisdiction for enforcement of same.

ORDERED in Chambers in the Circuit Court of the Ninth Judicial Circuit, in and for Orange County, Florida, this September 22, day of ______ 2021.

/s/ Regenald K. Whitehead
THE HONORABLE REGINALD K. WHITEHEAD

Copies furnished to:

All counsel of record.